Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

May 3, 2004	432-620-0300

KEY ENERGY ANNOUNCES THE APPOINTMENT OF RICHARD J. ALARIO AS
CHIEF EXECUTIVE OFFICER AND DIRECTOR

MIDLAND, TX, May 3, 2004 – Key Energy Services, Inc. (NYSE: KEG) today announced the appointment of Richard J. Alario as Chief Executive Officer and a Director.  Mr. Alario succeeds Francis D. John, who will continue to serve as non-executive Chairman of the Board.  These changes will become effective immediately.

Prior to becoming the Company’s President and Chief Operating Officer in January 2004, Mr. Alario was with BJ Services Company where he served as Vice President since May 2002 when OSCA, Inc. was acquired by BJ Services.  Prior to joining BJ Services, Mr. Alario had over 21 years of service in various capacities with OSCA, an oilfield services company that specialized in integrated completion services, marine well servicing and coiled tubing conveyed well stimulation, most recently serving as Executive Vice President.

David Breazzano, lead director, said, “The elevation of Mr. Alario reflects the conclusion of the Board that the Company will best be served by a transition to a management led by an executive who was not involved in the subjects of the possible restatement of previous financial statements and the Audit Committee investigation.  Since joining the Company in January, Dick Alario has proved to be a tremendous asset.  The Board believes this elevation of Mr. Alario, an acceleration of the succession planning that began with his recruitment in 2003, is the right management move at this time for the Company for these reasons.”

In consequence of this change, the Company will be closing its offices in New Hope, Pennsylvania.  All executives will hereafter operate out of the company’s Midland, Texas, headquarters.   The Board believes this consolidation will help achieve cost savings and improve management communication.

The investigation commenced by the Audit Committee of the Board is continuing.   The costs of the continuing investigation, as well as costs resulting from management changes and consolidations, will likely impact the Company’s financial results.

As previously announced, the Fort Worth office of the Securities and Exchange Commission commenced an inquiry relating to the matters that were the subject of Company’s announcement on March 29, 2004.  The Company is cooperating fully with the SEC Staff.

About Key Energy and Forward-Looking Statements

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina, Canada and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to the impact of management changes, the results of the internal investigations initiated under the direction of the Company’s Audit Committee and the results of the SEC inquiry.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

# # # # #

6, Desta Drive, Midland, TX 79705